Exhibit 99.1
ZoomInfo Announces Fourth Quarter and Full-Year 2021 Financial Results

Fourth Quarter GAAP Revenue of $222.3 million Grows 59% year-over-year
Fourth Quarter GAAP Operating Income Margin of 11% and Adjusted Operating Income Margin of 39%
Fourth Quarter Cash Flow from Operations of $71.3 million and Unlevered Free Cash Flow of $84.4 million

Vancouver, WA, February 15, 2022 - ZoomInfo, (NASDAQ: ZI) a global leader in modern go-to-market software, data, and intelligence, today announced its financial results for the fourth quarter and full-year ended December 31, 2021.

“In 2021 we delivered a leading combination of growth and profitability, significantly expanded our platform, added more new customers than ever before, and drove record customer retention,” said Henry Schuck, ZoomInfo Founder and CEO. “2021 was a transformative year for ZoomInfo, and we continue to execute our vision to deliver a comprehensive revenue operating system that reimagines how businesses go-to-market.”

Fourth Quarter 2021 Financial Highlights:
•Revenue of $222.3 million, an increase of 59% year-over-year.
•Operating income of $24.2 million and Adjusted Operating Income of $86.4 million.
•GAAP operating income margin of 11% and Adjusted Operating Income Margin of 39%.
•Cash flow from operations of $71.3 million, and Unlevered Free Cash Flow of $84.4 million.

Full-Year 2021 Financial Highlights:
•Revenue of $747.2 million, an increase of 57% year-over-year.
•Operating income of $113.3 million and Adjusted Operating Income of $306.6 million.
•GAAP operating income margin of 15% and Adjusted Operating Income Margin of 41%.
•Cash flow from operations of $299.4 million, and Unlevered Free Cash Flow of $347.0 million.

Recent Business and Operating Highlights:
•Announced the expansion of the company’s global operations in London. The company plans to relocate some of its senior executives to London in 2022 and is actively hiring for U.K. roles to expand sales and service capabilities locally and regionally. International revenue is currently more than $100 million on an annualized basis; in 2021 international revenue increased 91% and represented 11% of revenue.
•Announced a partnership with Google Cloud allowing customers to integrate ZoomInfo’s leading business-to-business date in Google BigQuery. Through this partnership, customers can expect to see ZoomInfo and Google Cloud converging through product innovations and integrations, beginning with seamless access to ZoomInfo data and intelligence directly within Google BigQuery.
•Completed the elimination of the UP-C corporate structure resulting in a single class of outstanding common stock, with one vote per share.
•The company’s annual net revenue retention rate for 2021 was 116%, as compared to 108% for 2020.
•Closed the quarter with 1,452 customers with $100,000 or greater in annual contract value.

Q4 2021 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY

Revenue	$222.3	59%

Operating Income	$24.2	(18)%	Adjusted Operating Income	$86.4	36%

Operating Income Margin	11%		Adjusted Operating Income Margin	39%

Net Income Per Share (Diluted)	$0.36		Adjusted Net Income per share (Diluted)	$0.18

Cash Flow from Operating Activities	$71.3	7%	Unlevered Free Cash Flow	$84.4	10%

FY 2021 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Results	Change YoY		Non-GAAP Results	Change YoY

Revenue	$747.2	57%

Operating Income	$113.3	205%	Adjusted Operating Income	$306.6	36%

Operating Income Margin	15%		Adjusted Operating Income Margin	41%

Net Income Per Share (Diluted)	$0.43		Adjusted Net Income per share (Diluted)	$0.57

Cash Flow from Operating Activities	$299.4	77%	Unlevered Free Cash Flow	$347.0	42%

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial measures for historical periods to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of February 15, 2022, ZoomInfo is issuing guidance for the first quarter and full-year 2022 as follows:

	Q1 2022	FY 2022
GAAP Revenue	$226 - $228 million	$1.01 - $1.02 billion
Non-GAAP Adjusted Operating Income	$86 - $88 million	$405 - $415 million
Non-GAAP Adjusted Net Income per share	$0.14 - $0.15	$0.71 - $0.73
Non-GAAP Unlevered Free Cash Flow	Not guided	$425 - $435 million
Based on first quarter and full-year 2022 weighted average shares outstanding of 408 million and 410 million, respectively.

Conference Call and Webcast Information:

ZoomInfo will host a conference call today, February 15, 2022, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. The call will be accessible by telephone: (833) 519-1261 (U.S.) or (914) 800-3834 (International) with the passcode: 3356177.

The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.

Non-GAAP Financial Measures and Other Metrics:

To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, net (ii) other (income) expense, net, excluding TRA liability remeasurement expense (benefit) and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and current tax benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Net revenue retention is an annual metric that we calculate based on customers that were contracted for services at the beginning of the year, or, for those that became customers through an acquisition, at the time of the acquisition. Net revenue retention is calculated as: (a) the ACV for those customers at the end of the year divided by (b) ZoomInfo ACV at the beginning of the year plus the ACV of acquired companies at the time of acquisition.

Cautionary Statement Regarding Forward-Looking Information:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo:
ZoomInfo (NASDAQ: ZI) is a leader in modern go-to-market software, data, and intelligence for more than 25,000 companies worldwide. ZoomInfo’s revenue operating system, RevOS, empowers business-to-business sales, marketing, operations, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of company and contact information. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. ZoomInfo emphasizes GDPR and CCPA compliance. In addition to creating the industry’s first proactive notice program, the company is a registered data broker with the states of California and Vermont. Read about ZoomInfo’s commitment to compliance, privacy, and security. For more information about ZoomInfo’s leading go-to-market software, data, and intelligence, and how they help sales, marketing, operations, and recruiting professionals, please visit www.zoominfo.com.

Website Disclosure:
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

###

Investor Contact:
Jeremiah Sisitsky
VP, Investor Relations
617-826-2068
IR@zoominfo.com

Media Contact:
Steve Vittorioso
Director, Communications
978-875-1297
PR@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data; unaudited)

	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$308.3	$269.8
Short-term investments	18.4	30.6
Restricted cash, current	—	1.2
Accounts receivable	187.0	121.2
Prepaid expenses and other current assets	27.1	14.3
Income tax receivable	4.9	2.4
Total current assets	545.7	439.5

Restricted cash, non-current	5.8	—
Property and equipment, net	41.7	31.0
Operating lease right-of-use assets, net	59.8	32.0
Intangible assets, net	431.0	365.7
Goodwill	1,575.1	1,000.1
Deferred tax assets	4,116.0	415.7
Deferred costs and other assets, net of current portion	77.8	43.4
Total assets	$6,852.9	$2,327.4

Liabilities and Permanent Equity
Current liabilities:
Accounts payable	$15.9	$8.6
Accrued expenses and other current liabilities	103.3	81.5
Unearned revenue, current portion	361.5	221.3
Income taxes payable	8.4	3.4
Current portion of tax receivable agreements liability	10.4	—
Current portion of operating lease liabilities	8.1	6.0
Total current liabilities	507.6	320.8

Unearned revenue, net of current portion	2.7	1.4
Tax receivable agreements liability, net of current portion	3,046.0	271.0
Operating lease liabilities, net of current portion	61.5	33.6
Long-term debt, net of current portion	1,232.9	744.9
Deferred tax liabilities	1.5	8.3
Other long-term liabilities	2.8	7.8
Total liabilities	4,855.0	1,387.8

Commitments and Contingencies

Permanent Equity
Class A common stock, par value $0.01	4.0	0.9
Class B common stock, par value $0.01	—	2.2
Class C common stock, par value $0.01	—	0.9
Additional paid-in capital	1,871.6	505.2
Accumulated other comprehensive income (loss)	9.5	(2.4)
Retained Earnings	112.8	(4.0)
Noncontrolling interests	—	436.8
Total equity	1,997.9	939.6

Total liabilities and permanent equity	$6,852.9	$2,327.4

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	$222.3	$139.7	$747.2	$476.2

Cost of service:
Cost of service(2)	29.3	20.0	101.4	84.2
Amortization of acquired technology	11.1	6.6	35.3	23.3
Gross profit	181.9	113.1	610.5	368.7

Operating expenses:
Sales and marketing(2)	77.1	45.2	241.1	184.9
Research and development(2)	40.9	14.5	119.7	51.4
General and administrative(2)	28.3	17.5	92.4	62.8
Amortization of other acquired intangibles	5.3	4.8	20.3	18.7
Restructuring and transaction related expenses	6.1	1.5	23.7	13.8
Total operating expenses	157.7	83.5	497.2	331.6
Income (loss) from operations	24.2	29.6	113.3	37.1

Interest expense, net	13.4	10.0	43.9	69.3
Loss on debt modification and extinguishment	—	—	7.7	14.9
Other (income) expense, net	(39.1)	(11.6)	(39.3)	(15.4)
Income (loss) before income taxes	49.9	31.2	101.0	(31.7)
Income tax expense (benefit)	(95.3)	(5.1)	6.1	4.7
Net income (loss)	145.2	36.3	94.9	(36.4)
Less: Net income (loss) attributable to ZoomInfo OpCo prior to the Reorganization Transactions	—	—	—	(5.1)
Less: Net income (loss) attributable to noncontrolling interests	0.3	10.8	(21.9)	(27.3)
Net income (loss) attributable to ZoomInfo Technologies Inc.	$144.9	$25.5	$116.8	$(4.0)

Net income (loss) per share of Class A and Class C common stock(1):
Basic	$0.37	$0.16	$0.46	$(0.10)
Diluted	$0.36	$0.14	$0.43	$(0.11)
(1)Basic and diluted net income (loss) per share of Class A and Class C common stock is applicable only for periods after the initial public offering ("IPO") and related Reorganization Transactions.
(2)Amounts include equity-based compensation expense, as follows:

Cost of service	$3.7	$3.6	$13.2	$27.4
Sales and marketing	13.1	9.0	38.2	62.6
Research and development	11.1	1.7	24.3	13.6
General and administrative	5.4	3.1	17.3	18.0
Total equity-based compensation expense	$33.3	$17.4	$93.0	$121.6

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Year Ended December 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$94.9	$(36.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	69.3	50.8
Amortization of debt discounts and issuance costs	2.5	3.9
Amortization of deferred commissions costs	41.7	25.1
Asset impairments	2.7	—
Loss on debt modification and extinguishment	7.7	14.9
Deferred consideration valuation adjustments	0.2	1.3
Equity-based compensation expense	93.0	121.6
Deferred income taxes	(14.5)	(1.8)
Tax receivable agreement remeasurement	(39.5)	(15.7)
Provision for bad debt expense	4.5	1.4
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(66.1)	(32.9)
Prepaid expenses and other current assets	(9.8)	(5.9)
Deferred costs and other assets	(53.4)	(40.0)
Income tax receivable	(2.3)	1.5
Accounts payable	4.6	(0.2)
Accrued expenses and other liabilities	32.5	21.9
Unearned revenue	131.4	60.1
Net cash provided by (used in) operating activities	299.4	169.6

Cash flows from investing activities:
Purchases of short-term investments	(119.8)	(30.6)
Maturities of short-term investments	61.3	—
Proceeds from sales of short-term investments	70.5	—
Purchases of property and equipment and other assets	(23.6)	(16.8)
Cash paid for acquisitions, net of cash acquired	(684.2)	(65.9)
Net cash provided by (used in) investing activities	(695.8)	(113.3)

Cash flows from financing activities:
Payments of deferred consideration	(9.4)	(24.7)
Proceeds from debt issuances	1,071.8	35.0
Repayment of debt	(581.4)	(510.9)
Payments of debt issuance and modification costs	(11.6)	(1.0)
Proceeds from exercise of stock options	2.1	—
Repurchase outstanding equity / member units	—	(332.4)
Taxes paid related to net share settlement of equity awards	(10.4)	(0.4)
Proceeds from equity offering, net of underwriting discounts	—	1,023.7
Payments of equity issuance costs	(1.7)	(7.2)
Tax distributions	(19.9)	(9.9)
Net cash provided by (used in) financing activities	439.5	172.2

Net increase (decrease) in cash, cash equivalents, and restricted cash	43.1	228.5
Cash, cash equivalents, and restricted cash at beginning of year	271.0	42.5
Cash, cash equivalents, and restricted cash at end of year	$314.1	$271.0

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$308.3	$269.8
Restricted cash, current	—	1.2
Restricted cash, non-current	5.8	—
Total cash, cash equivalents, and restricted cash	$314.1	$271.0

Supplemental disclosures of cash flow information:
Interest paid in cash:	$33.3	$66.5
Cash paid for taxes	$18.1	$1.9

Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$1.2	$—
Deferred consideration from acquisition of a business	$2.2	$—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow From Operations to Unlevered Free Cash Flow
($ in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Cash flow from operations	$71.3	$66.8	$299.4	$169.6
Purchases of property and equipment and other assets	(7.8)	(4.9)	(23.6)	(16.8)
Interest paid in cash	7.0	9.7	33.3	66.5
Restructuring and transaction-related expenses paid in cash	4.9	1.4	24.2	13.1
Integration costs and acquisition-related compensation paid in cash	9.0	3.7	13.7	11.3
Unlevered Free Cash Flow	$84.4	$76.6	$347.0	$243.7

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$145.2	$36.3	$94.9	$(36.4)
Add (less): Expense (benefit) from income taxes	(95.3)	(5.1)	6.1	4.7
Add: Interest expense, net	13.4	10.0	43.9	69.3
Add: Loss on debt modification and extinguishment	—	—	7.7	14.9
Add (less): Other expense (income), net	(39.1)	(11.6)	(39.3)	(15.4)
Income (loss) from operations	24.2	29.6	113.3	37.1
Add: Impact of fair value adjustments to acquired unearned revenue	1.9	0.7	4.6	2.6
Add: Amortization of acquired technology	11.1	6.6	35.3	23.3
Add: Amortization of other acquired intangibles	5.3	4.8	20.3	18.7
Add: Equity-based compensation	33.3	17.4	93.0	121.6
Add: Restructuring and transaction-related expenses	6.1	1.5	23.7	13.8
Add: Integration costs and acquisition-related expenses	4.4	3.0	16.4	9.0
Adjusted Operating Income	86.4	63.4	306.6	226.0
Less: Interest expense, net	(13.4)	(10.0)	(43.9)	(69.3)
Less (add): Other expense (income), net, excluding TRA liability remeasurement (benefit) expense	(0.2)	(0.2)	(0.3)	(0.3)
Add (less): Benefit (expense) from income taxes	95.3	5.1	(6.1)	(4.7)
Less: Tax impacts of adjustments to net income (loss)	(94.8)	(10.1)	(25.3)	(13.5)
Adjusted Net Income	$73.2	$48.3	$231.1	$138.2

Shares for Adjusted Net Income Per Share(1)	407	403	405	403
Adjusted Net Income Per Share	$0.18	$0.12	$0.57	$0.34
____________________________________________
(1)     Diluted earnings per share is computed by giving effect to all potential weighted average Class A common stock, Class C common stock, and any securities that are convertible into Class A common stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2021	2020	2021	2020
Adjusted Operating Income	$86.4	$63.4	$306.6	$226.0

Revenue	222.3	139.7	747.2	476.2
Impact of fair value adjustments to acquired unearned revenue	1.9	0.7	4.6	2.6
Revenue for adjusted operating margin calculation	$224.3	$140.4	$751.8	$478.8
Adjusted Operating Income Margin	39%	45%	41%	47%